Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December __, 2005, by and among Cape Coastal Trading Corporation, a Delaware corporation (the “Company”), uBid, Inc., a Delaware corporation with headquarters located at 8550 West Bryn Mawr Avenue, Suite 200, Chicago, IL 60631 (“uBid”) and the investors listed on the Schedule of Investors attached hereto as Exhibit A-1 or A-2, as such Exhibits may be amended from time-to-time (individually, an “Investor” and collectively, the “Investors”).

WHEREAS:

A.  The Company and uBid are parties to a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which, in exchange for certain consideration payable to the security holders of uBid prior to the Merger (the “uBid Stockholders”), a wholly-owned subsidiary of the Company will be merged with and into uBid, with uBid as the surviving entity (the “Merger”), which, as a result of the Merger, uBid will be a wholly-owned subsidiary of the Company. The targeted closing date for the Merger is December 22, 2005, subject to extension by the Company in its discretion up to and including December 30, 2005 (the “First Closing Date”).

B. The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

C. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite such Investor’s name in column two (2) on the Schedule of Investors in Exhibit A-1 (“Initial Common Shares”) and (ii) initial warrants, in substantially the form attached hereto as Exhibit F (the “Initial Warrants”) to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in column three (3) on the Schedule of Investors (as exercised, collectively, the “Initial Warrant Shares”).

D. Subject to the terms and conditions set forth in this Agreement, the Investors shall have the right to purchase in Second Closing (as defined in Section 2.1(b) below) (i) that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company, set forth opposite such Investor’s name in column two (2) on the Schedule of Investors in Exhibit A-2 (“Additional Common Shares” and collectively with the Initial Common Shares, the “Common Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit F (the “Additional Warrants” and collectively with the Initial Warrants, the "Warrants") to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in column three (3) on the Schedule of Investors (as exercised, collectively, the “Additional Warrant Shares” and collectively with the Initial Warrant Shares, the "Warrant Shares").

E. The aggregate number of shares of Common Stock that shall be sold in the First Closing shall be at least 10,000,000 shares of Common Stock, with the aggregate number of Common Shares to be sold to Investors in both the First Closing and the Second Closing not to exceed 13,000,000 shares of Common Stock.

F. The Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively are referred to herein as the “Securities”.

G. At the time of the First Closing, 8,800,000 of shares of Common Stock will be issued to the uBid Stockholders in connection with the Merger, with 600,667 additional shares to be issued, in accordance with the Merger Agreement (as defined below). If more than $45,500,000 of Securities are sold pursuant to this Agreement, in accordance with the Merger Agreement, cash proceeds from the sale of such Securities, net of expenses related thereto, will be used to purchase certain shares of Common Stock issued pursuant to the Merger Agreement, up to $12,000,000 in total, if 13,000,000 shares of Common Stock are sold pursuant to this Agreement.

H. The Company and McGuireWoods LLP (the “Escrow Agent”) have entered into an Escrow Agreement (the “Escrow Agreement”) to provide for the safekeeping of funds received and documents executed in connection with the Offering. Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction of the Company’s closing conditions.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Advice” has the meaning set forth in Section 6.5.

“Additional Common Shares” has the meaning set forth in recitals to this Agreement.

“Additional Purchase Price” has the meaning set forth in Section 2.1.

“Additional Warrant Shares” has the meaning set forth in recitals to this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” has the meaning set forth in Section 2.1(c).

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted.

“Company Counsel” means McGuireWoods LLP, counsel to the Company.

“Common Shares” has the meaning set forth in recitals to this Agreement.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Current Trading Market” is the NASD OTC Bulletin Board.

“Designated Investor” means Smithfield Fiduciary, LLC.

“Designated Investor Counsel” means Schulte Roth & Zabel, LLP.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ National Market, The NASDAQ Capital Market.

“Event” has the meaning set forth in Section 6.1.

“Event Payments” has the meaning set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Events” has the meaning set forth in Section 6.1.

“Excluded Investors” means SG Cowen & Co., LLC and its Affiliates.

“Filing Date” means 45 days after the First Closing Date.

“First Closing” has the meaning set forth in Section 2.1(a).

“First Closing Date” has the meaning set forth in recitals to this Agreement.

“Indemnified Party” has the meaning set forth in Section 6.4.

“Indemnifying Party” has the meaning set forth in Section 6.4.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(s).

“Initial Common Shares” has the meaning set forth in recitals to this Agreement.

“Initial Purchase Price” has the meaning set forth in Section 2.1.

“Initial Warrant Shares” has the meaning set forth in recitals to this Agreement.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Material Adverse Effect” has the meaning set forth in Section 3.1(b).

“Material Permits” has the meaning set forth in Section 3.1(u).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” has the meaning set forth in Section 2.1.

“Registrable Securities” means the (i) Common Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, (ii) the Merger Shares and Contingent Shares issued pursuant to the Merger Agreement (as such terms are defined in the Merger Agreement), and (iii) the shares of Common Stock issuable pursuant to warrants assumed pursuant to the Merger Agreement and the warrants to be issued to the Placement Agents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization, exchange or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means 120 days after the First Closing Date, provided that if the Registration Statement will not be reviewed by the SEC, the Required Effectiveness Date shall be 90 days after the First Closing Date.

“Rule 144,” “Rule 415” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“Second Closing” has the meaning set forth in Section 2.1(b).

“Second Closing Date” has the meaning set forth in Section 2.3.

“Second Closing Notice” has the meaning set forth in Section 2.3.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the Preamble.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the NASDAQ National Market (or any successor thereto), or (c) if trading ceases to occur on the NASDAQ National Market (or any successor thereto), any Business Day.

“Trading Market” means the Current Trading Market, the NASDAQ National Market or any other Eligible Market.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants and the Transfer Agent Instructions.

“Transfer Agent” means Pacific Stock Transfer and Trust, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Warrants” has the meaning set forth in recitals to this Agreement.

“Warrant Shares” has the meaning set forth in recitals to this Agreement.

ARTICLE II
PURCHASE AND SALE

2.1 Closings.

(a) First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Common Shares and Warrants set forth opposite such Investor’s name on Exhibit A-1 for the First Closing hereto under the headings “Common Shares” and “Warrants” (the “First Closing”).

(b) Second Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor electing to participate in such Second Closing pursuant to Section 2.2 below, and each such Investor so participating in the Second Closing shall, severally and not jointly, purchase from the Company on such Second Closing Date (as defined below), up to such number of Common Shares and Warrants set forth opposite such Investor’s name on Exhibit A-2 for the Second Closing hereto under the headings “Common Shares” and “Warrants” (the “Second Closing”) from those Common Shares and Warrants that the Company elects to offer in the Second Closing. Notwithstanding the foregoing, the aggregate number of Common Shares to be sold to Investors in both the First Closing and the Second Closing shall not exceed 13,000,000 Common Shares.

(c) Closing. The First Closing and the Second Closings are each referred to in this Agreement as a “Closing.” The date and time of each Closing shall occur on the applicable Closing Date at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, New York, NY 10105.

(d) Purchase Price. The purchase price for each Investor of the Initial Common Shares and the related Initial Warrants to be purchased by each such Investor at the First Closing shall be the amount set forth opposite such Investor's name on Exhibit A-1 for the First Closing (the "Initial Purchase Price"). Each Investor shall pay such purchase price for the Additional Common Shares and the related Additional Warrants as set forth opposite such Investor's name on Exhibit A-2 for the Second Closing at the Second Closing (the "Additional Purchase Price", and together with the Initial Purchase Price, the "Purchase Price").

2.2 First Closing Date. Subject to the terms and conditions set forth in this Agreement, the date and time of the First Closing shall be the First Closing Date (or such later date as is mutually agreed to by the Company and each Investor).

2.3 Second Closing Date. Subject to the terms and conditions set forth in this Agreement, the date and time of the Second Closings (each, a "Second Closing Date," and together with the First Closing Date, each a "Closing Date" and collectively, the "Closing Dates") shall be 10:00 a.m., New York City Time, on the date specified in Section 2.3(c) by the Company in the manner set forth below with respect to Additional Common Shares and Additional Warrants that the Company elects to offer in the Second Closing.

(a) Each Investor participating in the First Closing shall have the right participate in the Second Closing on a pro rata basis (pro rata among such Investors based on the relative number of Common Shares purchased by each in the First Closing). To exercise such participation right, such Investor participating in the First Closing that wishes to participate in the Second Closing shall provide written notice thereof to the Company on or before the thirtieth (30th) day after the First Closing Date, which notice shall specify the number of Common Shares (up to such Investor’s pro rata portion).

(b) If one or more Investors participating in the First Closing do not exercise their rights to participate in the Second Closing by giving written notice thereof by the thirtieth (30th) day after the First Closing Date (or waive in writing their right to so participate), the Company, in its discretion, may accept subscriptions for Common Shares and Warrants, on the same terms and conditions, from one or more additional persons who may become additional Investors by executing this Agreement or a counterpart signature page hereto.

(c) The Second Closing Date shall be the fortieth (40th) day after the First Closing Date, or if such date is not be a Business Day, the last Business Day prior thereto, provided, however, that if Investors have subscribed for the purchase of all Common Shares offered in the Second Closing, or if the Company elects not seek additional Investors to purchase any amounts not subscribed to by the Investors participating in the First Closing, the Company may, by written notice to all Investors participating in the Second Closing set forth an earlier date for the Second Closing Date, provided that such Investors are given at least two (2) Business Days written notice of such date.

2.4 Closing Deliveries.

(a) At each Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Company Shares equal to the number of Shares set forth opposite such Investor’s name on Exhibit A-1 or A-2, as applicable, hereto under the heading “Common Shares”, registered in the name of such Investor;

(ii) a Warrant, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A-1 or A-2, as applicable, hereto under the heading “Warrant Shares”;

(iii) a legal opinion of Company Counsel dated as of the date of the First Closing, in the form of Exhibit C hereto executed by such counsel and delivered to the Investors; and

(iv) duly executed Transfer Agent Instructions in the form of Exhibit E hereto acknowledged by the Company’s transfer agent.

(b) On the First Closing Date, each Investor shall deliver or cause to be delivered to the Company the Initial Purchase Price set forth opposite such Investor’s name on Exhibit A-1 hereto under the heading “Purchase Price” (i) by paying United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose; (ii) by tendering to the Company a promissory note issued by uBid in exchange for Securities or (iii) any combination of (i) and (ii) above. On the Second Closing Date, each Investor shall pay the Additional Purchase Price set forth opposite such Investor’s name on Exhibit A-2 to the Company for the Additional Common Shares to be issued and sold to such Investor at the Additional Closing (i) by paying United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose; (ii) by tendering to the Company a promissory note issued by uBid exchange for Securities or (iii) any combination of (i) and (ii) above.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as of the date hereof and as of each Closing Date as follows (which representations and warranties shall be deemed to apply to each subsidiary of the Company, including, without limitation, uBid, after giving effect to the Merger):

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) materially and adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) materially and adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies. Assuming the accuracy of the Investors representations contained in Section 3.2 hereof, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

(e) Authorization of Securities. The Securities (including the Warrant Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

(f) Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date of this Agreement and assuming the sale of 10,000,000 of Securities pursuant to this Agreement is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f) hereto, and other than pursuant to Securities issued pursuant to this Agreement, the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in the SEC Reports or in Schedule 3.1(f) hereto, no Person or group of Related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension (the SEC Reports together with this Agreement and the Schedules to this Agreement and the Supplemental Private Placement Memorandum dated December 15, 2005, as updated pursuant to the Addendum thereto dated December 21, 2005, are collectively referred to as the “Disclosure Materials”). The Company has made available to the Investors or their respective representatives true, correct and complete copies of the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements Company included in the SEC reports and the financial statements of uBid included in the Disclosure Materials, as applicable, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except as set forth on Schedule 3.1(g), all material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

(h) Absence of Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, the Disclosure Materials, or in Schedule 3.1(h) hereto or incident to the transactions contemplated hereby or in connection with the Merger, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) neither the Company nor its Subsidiaries have incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and indebtedness disclosed therein and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) neither the Company nor its Subsidiaries have altered their method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) neither the Company nor its Subsidiaries have declared or made any dividend or distribution of cash or other property to their stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of their capital stock (except for repurchases by the Company or its Subsidiaries of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company or its Subsidiaries to repurchase such shares upon the termination of employment or services), and (v) except as reflected therein, neither the Company nor its Subsidiaries have issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. Neither the Company nor its Subsidiaries have taken any steps to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor its Subsidiaries are Insolvent (as defined below) as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent. For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Absence of Litigation. Except as set forth on Schedule 3.1(i) hereto, there is no action, suit, claim, arbitration or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(k) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(l) No General Solicitation; Placement Agent’s Fees. Neither the Company, any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s, financial advisory or brokers’ fees (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company acknowledges that uBid has engaged SG Cowen & Co., LLC as the lead placement agent and Think Equity Partners LLC as a co-agent (the “Placement Agents”) in connection with the sale of the Securities by the Company. Other than the Placement Agents, neither the Company nor uBid has engaged any placement agent or other agent in connection with the sale of the Securities.

(m)  Private Placement. Neither the Company nor, any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n) Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.

(o) Registration Rights. Except as described in Schedule 3.1(o), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(p) Application of Takeover Protections. Except as described in Schedule 3.1(p), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation (“Takeover Protections”) that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its incorporation which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities.

(q) Disclosure. The Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company (other than Excluded Investors). All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

(r) Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors (other than Excluded Investors) is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor (other than Excluded Investors) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor (other than Excluded Investors) or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(s) Patents and Trademarks. The Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as presently conducted. Except as set forth on Schedule 3.1(s), there is no current claim, action or proceeding, or to the knowledge of the Company, being threatened or brought, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances, which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties. Except as set forth in Schedule 3.1(s), since April 2003, none of the uBid’s Intellectual Property Rights have expired, terminated or have been abandoned, or are expected to expire or terminate without renewal, or be abandoned, within three years from the date of this Agreement, except for such expirations or terminations without renewal, or abandonments, in either case which would not, individually or in the aggregate have a Material Adverse Effect.

(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits does not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(v) Transactions With Affiliates and Employees. Except as set forth in Schedule 3.1(v), none of the officers, directors or employees of the Company is a party to any transaction that would be required to be reported on Form 10-KSB with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(w) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(y) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z) OFAC. Neither the Company nor any of its Subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(aa) Patriot Act. To the extent applicable, both the Company and its Subsidiaries are in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

(bb) Indebtedness. Except as disclosed in Schedule 3.1 (bb), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(bb) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(cc) Employee Relations. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any such Subsidiary, is now, or expects to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract, agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no material complaints or charges against the Company or its Subsidiaries pending or, to the knowledge of the Company and its Subsidiaries, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or its Subsidiaries of any individual.

(dd) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ee) Subsidiary Rights. Except as set forth in Schedule 3.1(ee), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ff) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) except for the actions taken by the Placement Agents in connection with the transactions contemplated hereby, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, none of which shall be in violation of any applicable securities laws.

3.2 Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b) No Public Sale or Distribution; Investment Intent. Such Investor is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(h) Illegal Transactions. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that the name of the Company was disclosed to Investors by the Company, a Placement Agent(s) or any other Person regarding an investment in the Company, excluding any bridge notes or bridge warrants issued to such Investor, if applicable. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed, excluding conversion of any such bridge notes, if applicable. As used in this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(i) No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Placement Agents have acted solely as the agent of the Company in this placement of the Securities, and that the Placement Agents make no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Placement Agents.

(j) Registration Questionnaire. Each Investor has completed or caused to be completed the Questionnaires and Certificates attached hereto as Exhibit B (B-1 to B-3) and on the signature page for use in preparation of the Registration Statement and the answers to the Questionnaires and Certificates and on such signature page are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects as of the effective date of the Registration Statement; provided that such Investor shall be entitled to update such information by providing written notice thereof to the Company prior to the effective date of the Registration Statement.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k) except as otherwise set forth herein, the Company requires the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) if the Securities are registered for resale under the Securities Act or any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by an Investor to the Transfer Agent of a legended certificate representing such Securities or an exercise notice pursuant to a Warrant, deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

If within three (3) Trading Days after the Transfer Agent’s receipt of a legended certificate representing such Securities or an exercise notice pursuant to a Warrant, the Company’s Transfer Agent shall fail to issue and deliver to such Investor a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Investor’s request and in the Investor’s discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate shall terminate, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such shares of Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of delivery of such legended certificate.

(c) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledgees or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

4.2 Furnishing of Information. As long as any Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the reasonable request of any Investor, the Company shall deliver to such Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 4.2.

4.3 Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5 Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release acceptable to the Designated Investor disclosing all material terms of the transactions contemplated hereby. In accordance with timing and form required by the Exchange Act, on or prior to the 4th Business Day after the First Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K Filing this Agreement and the form of Warrants.  From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing.  Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Designated Investor for their review as early as practicable prior to its filing), the Company shall, at least two (2) Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Designated Investor for their review; provided, however, to the extent such disclosures specifically identifies a specific Investor, the Company shall provide such Investor an opportunity to review the disclosure.  The Company shall consult with the Designated Investor in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and the Company shall not issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the Designated Investor, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.  Each Investor shall consult with the Company in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and no Investor shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced press release without the express written consent of such Investor.

4.6 Use of Proceeds. The Company may only use the net proceeds from the sale of the Securities as set forth on Schedule 4.6. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

ARTICLE V
CONDITIONS

5.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at each Closing is subject to the satisfaction or waiver by such Investor, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company and uBid, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form attached hereto as Exhibit G.

(b) Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The Company shall have delivered to the Designated Investor a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(d) The Company shall have delivered to the Designated Investor a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company, as applicable, conducts business, as of a date within 10 days of the Closing Date.

(e) The Company shall have delivered to the Designated Investor a certified copy of the Certificate of Incorporation of the Company as certified by the Secretary of State of its state of incorporation within ten (10) days of the Closing Date.

(f) Both the Company and uBid shall have delivered to such Investor a certificate, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions consistent with Section 3.1(c) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Investor, (ii) the Certificate of Incorporation, as in effect at the Closing and (iii) the Bylaws, as in effect at the Closing, in the form attached hereto as Exhibit H.

(g) The Common Shares (i) shall be designated for quotation or listed on the Current Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Current Trading Market from trading on the Current Trading Market nor shall suspension by the SEC or the Current Trading Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Current Trading Market or (B) by failing to satisfy any requirements for trading on the Current Trading Market.

(h) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(i) each Investor shall have purchased and paid for the Common Shares and Warrants being purchased by it on the Closing Date, and the aggregate purchase price paid by all of the Investors for the Common Shares and Warrants being purchased by them on the First Closing shall be at least $45,000,000.

(j) Contemporaneously with the First Closing, the Merger shall have been consummated;

(k) The stockholders of the Company set forth on Schedule 6.6 shall have agreed to be subject to the lock-up provisions set forth in the Form of Lock-Up Agreement attached hereto as Exhibit I; and

(l) The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at each Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b) Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

ARTICLE VI
REGISTRATION RIGHTS

6.1 Shelf Registration.

(a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the SEC a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 and shall contain (except if otherwise directed by the Investors or the SEC) the “Plan of Distribution” attached hereto as Exhibit D. The Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC or the Company is no longer obligated to maintain a registration statement for the Registrable Securities pursuant to the terms hereof.

(b) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) (the “Effectiveness Period”).

(c) The Company shall notify the Investors in writing on the Business Day it receives notification from the SEC that the Registration Statement has been declared effective, or the following Business Day if the notification is received after 2:00 p.m., New York City time; provided that the Company shall notify all Investors on the same Business Day.

(d) Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Investors (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of (i) the number of Securities held by such Investor as of the date of such Event, multiplied by (ii) the purchase price paid by such Investor for such Securities then held. The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments”. Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.

For such purposes, each of the following shall constitute an “Event”:

(i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date; provided, however if the Company files a Registration Statement without affording the Designated Investor the opportunity to review and comment the same prior to filing as required herein, the Company shall not be deemed to have satisfied this requirement;

(ii) except (A) as provided for in Section 6.1(e), (B) if the Company is involved in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (C) a merger or consolidation of the Company or a sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests of the surviving entity or acquirer (clauses (B) and (C), collectively, the “Excluded Events”), after the Effective Date, an Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Investor) for five or more Trading Days (whether or not consecutive);

(iii) except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period;

(iv) the Company fails for any reason to deliver a certificate evidencing any Securities to an Investor within three Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Investors pursuant to the Warrants are otherwise suspended for any reason; or

(v) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Warrant Shares upon any exercise of the Warrants or, except as a result of the Excluded Events, during the Effectiveness Period, any Shares or Warrant Shares are not listed on an Eligible Market.

(e) Notwithstanding anything in this Agreement to the contrary, after sixty (60) consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time and (B) it is in the best interests of the Company to defer proceeding with such registration at such time. Notwithstanding the foregoing, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries about the foregoing merger, sale or acquisition without the express written consent of such Investor.  Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor has received copies of a supplemented or amended Prospectus or until such Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6(e) may be exercised for a period of no more than twenty (20) days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

(f) The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than a Registration Statement or Form S-8.

6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within twelve (12) Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Lead Investor Counsel true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(b) Notify each Investor as promptly as reasonably possible of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(d) If requested by an Investor, provide such Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e) Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(f) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to Investor Counsel evidence of such listing; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(g) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.

(i) Upon the occurrence of any event described in Section 6.2(b)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor specifically requests in advance to receive material, nonpublic information in writing.

(k) Comply with all rules and regulations of the SEC applicable to the registration of the Securities.

(l) If after the execution of this Agreement, any Investor is deemed, or may be deemed, to be an underwriter, at the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is, at the time requested, customarily given by counsel to an issuer in an underwritten public offering, addressed to the Investors.

(m) If after the execution of this Agreement, any Investor is deemed, or may be deemed, to be an underwriter, the Company shall make available for inspection by (i) any Investor, (ii) legal counsel for such Investor and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

6.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. The Company shall also reimburse each Designated Investor for the fees and disbursements of the Designated Investor Counsel in connection with registration, filing or qualification of the Registration Statement which amount shall be limited to $10,000; provided, however, that such amount shall be limited to $5,000 if the SEC does not review the Registration Statement.

6.4 Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 6.4(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of Indemnified Party as holder of the Securities or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities, or (B) in the case of an occurrence of an event of the type specified in Section 6.2(b)(v)-(vii), the use by such Investor of an outdated or defective Prospectus after the Company has timely notified such Investor in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor of the Advice contemplated in Section 6.5. The Company shall notify the Investors promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by such Investor to the Company in writing specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(b)(v)-(vii), the use by such Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests of conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Sections 6.4(a) or  (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section  was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section  11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 6.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5 Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(b)(v), (vi) or (vii), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(i), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6 No Piggyback on Registrations. Other than as set forth on Schedule 6.6, neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor written notice of such determination and if, within ten days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered.

ARTICLE VII
MISCELLANEOUS

7.1 Termination. This Agreement may be terminated by uBid, the Company or any Investor, by written notice to the other parties, if the First Closing has not been consummated by the third (3rd) Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section  prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates to the rights of the Investors under Article VI may be given by the holders holding at least two-thirds (2/3) of the Registrable Securities issued to the Investors to which such waiver or consent relates.

7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.” Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder, and the holders of Registrable Securities may enforce the provisions of this Agreement applicable thereto.

7.8 Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.9 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

7.17 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are separate and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAPE COASTAL TRADING CORPORATION

By:
Name:	Geoffrey Alison
Title:	President

uBID, INC.

By:
Name:	Robert H. Tomlinson, Jr.
Title:	President & Chief Executive Officer

Address for Notice:

8550 West Bryn Mawr
Suite 200
Chicago, IL 60631

Facsimile No.: 773-272-4055
Telephone No.: 773-272-4461
Attn: Tomlinson

With a copy to: McGuireWoods LLP
Facsimile: (212) 548-2175
Telephone: (212) 548-2138
Attn: Louis W. Zehil

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of December __, 2005 (the “Purchase Agreement”) by and among Cape Coastal Trading Corporation, uBid, Inc. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By:

Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Number of Shares:

Number of Warrants:

Aggregate Purchase Price: $

Agreed to and accepted this
___ day of December, 2005

CAPE COASTAL TRADING CORPORATION

By:

Name:
Title: